UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2016

Ladder Capital Corp
(Exact Name of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36299 (Commission File Number)	80-0925494 (IRS Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 7, 2016, Ladder Capital Corp (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were (1) the re-election of Alan Fishman and Jonathan Bilzin as Class II directors, with terms expiring at the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified, and (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

Based on the votes by holders of Class A common stock and Class B common stock voting together, the final results for each proposal presented to stockholders at the Annual Meeting are set forth below:

1.	The re-election of Alan Fishman and Jonathan Bilzin as Class II directors:

DIRECTOR NOMINEES	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Alan Fishman	70,640,340	5,719,472	4,119,590
Jonathan Bilzin	70,636,021	5,723,791	4,119,590

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016:

VOTES FOR	VOTES AGAINST	ABSTENTIONS
79,609,085	833,212	37,105

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

By:	/s/ Marc Fox
Marc Fox Chief Financial Officer

Date: June 8, 2016